Tableau Reports Q4 and Full Year 2016 Financial Results

SEATTLE, Wash. – February 2, 2017 - Tableau Software, Inc. (NYSE: DATA) today reported results for its fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Financial Results:

•	Total revenue grew to $250.7 million, up 24% year over year.

•	License revenue grew to $152.2 million, up 14% year over year.

•	Added more than 4,000 new customer accounts.

•	Closed 589 transactions greater than $100,000, up 42% year over year.

•	Diluted GAAP net loss per share was $0.28; diluted non-GAAP net income per share was $0.26.

•	Repurchased 446,517 shares of outstanding Class A common stock for $20.0 million.

Full Year 2016 Financial Results:

•	Total revenue grew to $826.9 million, up 27% year over year.

•	License revenue grew to $481.7 million, up 14% year over year.

•	Added more than 15,000 new customer accounts.

•	Closed 1,549 transactions greater than $100,000, up 30% year over year.

•	Diluted GAAP net loss per share was $1.92; diluted non-GAAP net income per share was $0.43.

"Our performance this quarter demonstrates Tableau's continued commitment to innovation and our relentless customer focus," said Adam Selipsky, President and Chief Executive Officer of Tableau. "We are seeing strong demand from enterprises that want to deploy Tableau more broadly across their organization, from thousands to tens of thousands of users. Our enterprise customers are making Tableau a mission-critical platform as data becomes more and more essential to their success."

Financial Results for the Fourth Quarter Ended December 31, 2016
Total revenue increased 24% to $250.7 million, up from $202.8 million in the fourth quarter of 2015. License revenue increased 14% to $152.2 million, up from $133.1 million in the fourth quarter of 2015. Maintenance and services revenue increased 41% to $98.4 million, up from $69.6 million in the fourth quarter of 2015.

GAAP operating loss for the fourth quarter of 2016 was $16.9 million, compared to a GAAP operating loss of $7.1 million for the fourth quarter of 2015. GAAP net loss for the fourth quarter of 2016 was $21.1 million, or $0.28 per diluted common share, compared to a GAAP net loss of $41.3 million, or $0.57 per diluted common share, for the fourth quarter of 2015.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $30.9 million for the fourth quarter of 2016, compared to a non-GAAP operating income of $30.1 million for the fourth quarter of 2015. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $20.7 million for the fourth quarter of 2016, or $0.26 per diluted common share, compared to a non-GAAP net income of $26.0 million, or $0.33 per diluted common share, for the fourth quarter of 2015.

During the fourth quarter ended December 31, 2016, Tableau repurchased 446,517 shares of the Company's outstanding Class A common stock for a total of $20.0 million. As of December 31, 2016, the Company was authorized to repurchase a remaining $180.0 million of its Class A common stock under the previously authorized repurchase program.

Financial Results for the Full Year Ended December 31, 2016
Total revenue increased 27% to $826.9 million, up from $653.6 million in 2015. License revenue increased 14% to $481.7 million, up from $423.8 million in 2015. Maintenance and services revenue increased 50% to $345.3 million, up from $229.8 million in 2015.

GAAP operating loss for 2016 was $139.6 million, compared to a GAAP operating loss of $52.0 million for 2015. GAAP net loss for 2016 was $144.4 million, or $1.92 per diluted common share, compared to a GAAP net loss of $83.7 million, or $1.17 per diluted common share, for 2015.

Non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $46.5 million for 2016, compared to a non-GAAP operating income of $67.4 million for 2015. Non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $34.0 million for 2016, or $0.43 per diluted common share, compared to a non-GAAP net income of $48.1 million, or $0.62 per diluted common share, for 2015.

Recent Business Highlights

•	Delivered new data connectors including JSON, Anaplan, Eloqua and Marketo.

•	Announced that Tableau's software-as-a-service ("SaaS") product, Tableau Online, is now available to deploy via Amazon Web Services ("AWS").

•	More than 13,000 customers and partners attended Tableau's sold out customer conference in November.

•	Appointed Hilarie Koplow-McAdams to Tableau's Board of Directors.

•	Appointed Dan Miller as Executive Vice President, Worldwide Field Sales, Services and Support.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's fourth quarter and full year 2016 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 49295016. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 49295016.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 54,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's enterprise, business and customer growth and product adoption, including demand, adoption and deployment by enterprise customers, and the Company's ability to continue to innovate, execute and grow that demand, the Company's further transition to subscription and term licensing, the Company's research and development investments, costs, efforts and future product releases, the appointment of an

Executive Vice President, Worldwide Field Sales, Services and Support and the benefits of such appointment to the Company, the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform, the Company's expectations regarding future revenues, expenses and net income or loss, and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under a stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; customer demand for its products and services; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales expansion and further transition to subscription and term licensing; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high quality products; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q and Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the first three quarters of 2015 was 43% and did not assume the U.S. federal R&D tax credit would be extended. In December 2015, the federal R&D tax credit was permanently extended. Accordingly, the Company revised its long-term non-GAAP tax rate to 30% and applied this rate to the full years ended December 31, 2015 and 2016. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact:
Derek Wong
206.410.2196
ir@tableau.com

Press Contact:
Doreen Jarman
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
License	$152,240	$133,137	$481,659	$423,766
Maintenance and services	98,413	69,613	345,284	229,821
Total revenues	250,653	202,750	826,943	653,587
Cost of revenues
License	2,610	1,515	7,003	3,852
Maintenance and services	25,093	20,120	92,087	69,833
Total cost of revenues (1)	27,703	21,635	99,090	73,685
Gross profit	222,950	181,115	727,853	579,902
Operating expenses
Sales and marketing (1)	135,923	107,883	476,506	356,723
Research and development (1)	79,002	59,988	302,759	204,131
General and administrative (1)	24,971	20,325	88,149	71,078
Total operating expenses	239,896	188,196	867,414	631,932
Operating loss	(16,946)	(7,081)	(139,561)	(52,030)
Other income (expense), net	(1,362)	(181)	2,134	1,223
Loss before income tax expense	(18,308)	(7,262)	(137,427)	(50,807)
Income tax expense	2,780	34,059	7,022	32,893
Net loss	$(21,088)	$(41,321)	$(144,449)	$(83,700)

Net loss per share:
Basic	$(0.28)	$(0.57)	$(1.92)	$(1.17)
Diluted	$(0.28)	$(0.57)	$(1.92)	$(1.17)

Weighted average shares used to compute net loss per share:
Basic	76,411	72,771	75,162	71,701
Diluted	76,411	72,771	75,162	71,701

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenues	$2,535	$2,227	$10,595	$7,031
Sales and marketing	17,374	13,940	68,411	45,205
Research and development	23,164	17,895	91,044	55,269
General and administrative	4,685	3,129	15,662	11,963

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$908,717	$795,900
Accounts receivable, net	206,765	131,784
Prepaid expenses and other current assets	36,011	16,977
Income taxes receivable	131	78
Total current assets	1,151,624	944,739
Property and equipment, net	106,637	72,350
Goodwill	15,531	932
Deferred income taxes	1,449	1,544
Deposits and other assets	11,958	11,146
Total assets	$1,287,199	$1,030,711
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$17,637	$1,152
Accrued compensation and employee related benefits	70,230	53,003
Other accrued liabilities	53,418	31,838
Income taxes payable	1,893	1,000
Deferred revenue	285,543	185,608
Total current liabilities	428,721	272,601
Deferred revenue	26,930	12,903
Other long-term liabilities	39,700	11,262
Total liabilities	495,351	296,766
Stockholders' equity
Common stock	8	7
Additional paid-in capital	1,007,205	805,804
Accumulated other comprehensive income	1,593	643
Accumulated deficit	(216,958)	(72,509)
Total stockholders' equity	791,848	733,945
Total liabilities and stockholders' equity	$1,287,199	$1,030,711

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Operating activities
Net loss	$(144,449)	$(83,700)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	43,006	23,667
Stock-based compensation expense	185,712	119,468
Excess tax benefit from stock-based compensation	(2,215)	(5,629)
Deferred income taxes	1,219	28,558
Changes in operating assets and liabilities
Accounts receivable, net	(78,197)	(34,225)
Prepaid expenses, deposits and other assets	(18,987)	(13,783)
Income taxes receivable	(56)	147
Deferred revenue	116,860	71,383
Accounts payable and accrued liabilities	71,157	30,224
Income taxes payable	997	664
Net cash provided by operating activities	175,047	136,774
Investing activities
Purchases of property and equipment	(60,732)	(45,130)
Business combination	(16,399)	(1,000)
Net cash used in investing activities	(77,131)	(46,130)
Financing activities
Proceeds from issuance of common stock	34,356	20,117
Repurchases of common stock	(20,009)	—
Excess tax benefit from stock-based compensation	2,215	5,629
Net cash provided by financing activities	16,562	25,746
Effect of exchange rate changes on cash and cash equivalents	(1,661)	(1,103)
Net increase in cash and cash equivalents	112,817	115,287
Cash and cash equivalents
Beginning of year	795,900	680,613
End of year	$908,717	$795,900

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$222,950	$181,115	$727,853	$579,902
Excluding: Stock-based compensation expense attributable to cost of revenues	2,535	2,227	10,595	7,031
Excluding: Amortization of acquired intangible assets	96	—	323	—
Non-GAAP gross profit	$225,581	$183,342	$738,771	$586,933

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	88.9%	89.3%	88.0%	88.7%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.0%	1.1%	1.3%	1.1%
Excluding: Amortization of acquired intangible assets	0.0%	—%	0.0%	—%
Non-GAAP gross margin	89.9%	90.4%	89.3%	89.8%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(16,946)	$(7,081)	$(139,561)	$(52,030)
Excluding: Stock-based compensation expense	47,758	37,191	185,712	119,468
Excluding: Amortization of acquired intangible assets	96	—	323	—
Non-GAAP operating income	$30,908	$30,110	$46,474	$67,438

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(6.8)%	(3.5)%	(16.9)%	(8.0)%
Excluding: Stock-based compensation expense	19.1%	18.3%	22.5%	18.3%
Excluding: Amortization of acquired intangible assets	0.0%	—%	0.0%	—%
Non-GAAP operating margin	12.3%	14.9%	5.6%	10.3%

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net loss to non-GAAP net income:
Net loss	$(21,088)	$(41,321)	$(144,449)	$(83,700)
Excluding: Stock-based compensation expense	47,758	37,191	185,712	119,468
Excluding: Amortization of acquired intangible assets	96	—	323	—
Income tax adjustments	(6,083)	30,116	(7,560)	12,295
Non-GAAP net income	$20,683	$25,986	$34,026	$48,063

Weighted average shares used to compute non-GAAP basic net income per share:	76,411	72,771	75,162	71,701
Effect of potentially dilutive shares: stock awards	4,331	5,726	4,783	5,970
Weighted average shares used to compute non-GAAP diluted net income per share	80,742	78,497	79,945	77,671

Non-GAAP net income per share:
Basic	$0.27	$0.36	$0.45	$0.67
Diluted	$0.26	$0.33	$0.43	$0.62

			Year Ended December 31,
			2016	2015
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities			$175,047	$136,774
Less: Purchases of property and equipment			60,732	45,130
Free cash flow (1)			$114,315	$91,644
Net cash used in investing activities			$(77,131)	$(46,130)
Net cash provided by financing activities			$16,562	$25,746
(1) Free cash flow presented on a full year basis only.

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and our historical disclosures or financial statements, readers should rely on our filings with the SEC and financial statements in our most recent earnings release.
We intend to periodically review and refine the definition, methodology and appropriateness of each of our supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`15	Q2`15	Q3`15	Q4`15	FY2015	Q1`16	Q2`16	Q3`16	Q4`16	FY 2016
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts	29,000+	32,000+	35,000+	39,000+	39,000+	42,000+	46,000+	50,000+	54,000+	54,000+
Customer accounts added in quarter	2,600+	3,000+	3,100+	3,600+	12,500+	3,500+	3,900+	3,600+	4,000+	15,000+
Deals greater than $100,000 (1)	249	233	296	414	1,192	268	332	360	589	1,549
Customer accounts which purchased greater than $1 million during the quarter (1)	3	11	12	22		10	16	10	25

Geographic revenue metrics
United States and Canada	$98,443	$113,119	$128,667	$149,100	$489,329	$123,648	$141,478	$147,820	$173,548	$586,494
International	$31,702	$36,741	$42,165	$53,650	$164,258	$48,050	$57,057	$58,237	$77,105	$240,449
United States and Canada as % of total revenue	76%	75%	75%	74%	75%	72%	71%	72%	69%	71%
International as % of total revenue	24%	25%	25%	26%	25%	28%	29%	28%	31%	29%

Additional revenue metrics
Ratable revenue as % of total revenue (2)	33%	33%	33%	32%	33%	42%	40%	44%	40%	41%
Ratable license revenue as % of total license revenue (3)	7%	6%	6%	6%	6%	9%	9%	11%	10%	10%
Services revenues as a % of maintenance and services revenue (4)	17%	18%	18%	18%	18%	15%	16%	14%	15%	15%

Booking metrics
License bookings year-over-year growth % (1)	71%	56%	47%	25%	45%	24%	28%	11%	25%	22%
Ratable bookings as % of total bookings (1)	41%	39%	39%	42%	41%	45%	47%	48%	51%	48%
Ratable license bookings as % of total license bookings (1)	8%	8%	8%	9%	8%	12%	16%	16%	20%	17%

Other metrics
Worldwide employees	2,192	2,463	2,830	3,008	3,008	3,168	3,248	3,280	3,223	3,223
(1) These metrics are based on Tableau's definition of bookings which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays up front. Bookings includes both new sales and renewals. Our bookings may not be comparable to similarly named measures disclosed by other companies in our industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions of Tableau Online. Ratable bookings are sales transactions which will be amortized over a period of time.
(2) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements, as well as maintenance and support, are recognized ratably.
(3) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online, enterprise license agreements, term licenses and OEM license arrangements are recognized ratably
(4) Services revenues were recognized upon delivery of professional services and training.